Exhibit 10.13

EVERGREEN ATRIUM

26261 Evergreen Road
Southfield, Michigan

LEASE

This Lease is made between the Landlord and Tenant hereinafter identified in Sections 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the “Demised Premises” in the “Building”, as defined in Sections 2.2 and 2.1 hereof, respectively, on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

W I T N E S S E T H:

1.                                       Basic Lease Provisions.

The following are certain basic lease provisions, which are part of, and in certain instances referred to in subsequent provisions of, this Lease:

(a) Date of this Lease:	January 1, 2005

(b) Landlord:	Evergreen Atrium, L.L.C., a Michigan limited liability company

(c) Tenant:	Proforma Corporation, a Michigan corporation

(d) Demised Premises:

Approximately 14,199 rentable square feet, consisting of approximately 9,392 rentable square feet located on the second floor of the Building, commonly known as Suite 200 (“Initial Demised Premises”) and approximately 4,807 rentable square feet on the second floor of the Building, commonly known as Suite 215 (“Expansion Space”), both as described on Exhibit “A” attached hereto (together hereinafter, the (“Demised Premises)”.

(e) Tenant’s Reserved Parking Spaces:	N/A

(f)	Commencement Date for Initial Demised Premises:	January 1, 2005

	Commencement Date for Expansion Space:	March 1, 2005

(g)	Expiration Date for Demised Premises:	February 28, 2010

(h)	Basic Rental for Initial Demised Premises:

01/01/05 - 02/28/05: $19.75 gross per rentable square foot per year.

Basic Rental for Demised Premises:

03/01/05 - 12/31/05: $19.75 gross per rentable square foot per year.
01/01/06 - 12/31/06: $20.25 gross per rentable square foot per year.
01/01/07 - 12/31/07: $20.75 gross per rentable square foot per year.
01/01/08 - 12/31/08: $21.25 gross per rentable square foot per year.
01/01/09 - 02/28/10: $21.75 gross per rentable square foot per year.

There will be no late charge for the first monthly rental payment if made within three (3) days of executing this Lease.

(i) Tenant’s Share:

From the Commencement Date for Initial Demised Premises until the day before the Commencement Date for the Expansion Space, 6.23%. From the Commencement Date for the Expansion Space until the Expiration Date, 9.43%.

(j) Base Year:	2005

(k) Tenant’s Use:	General Office

(1) Security Deposit:	N/A

(m) Tenant’s Address for Notices:	Demised Premises

(n) Landlord’s Address for Notices:	Evergreen Atrium, L.L.C. 200 Franklin Center 29100 Northwestern Highway Southfield, Michigan 48034

(o) Guarantor:	N/A

(p) Guarantor’s Address for Notices:	N/A

2.                                     Building and Demised Premises.

2.1                                 Landlord is the owner of certain land and improvements at 26261 Evergreen Road, Southfield, Michigan, upon which Landlord has constructed a building (hereinafter referred to as the “Building”), consisting of five stories, together with certain interior and exterior common and public areas and facilities, including the exterior on-grade parking areas (hereinafter referred to as the “Common Areas”) as may be designated by Landlord for use by Tenants of the Building, and their employees, guests, customers or prospective customers, agents and invitees.  The Building and all Common Areas and appurtenances are hereinafter collectively referred to as the “Development.”

2.2                                 Subject to the terms, covenants, agreements and conditions herein set forth, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain premises (herein referred to as the “Demised Premises”) designated in Section 1(d) hereof, as shown on the floor plan(s) attached hereto as Exhibit “A”, together with the nonexclusive right to use the Common Areas.  The Demised Premises and all other premises in the Building shall be measured pursuant to the Building Owners and Managers Association (BOMA) Standard for measuring floor area in office buildings ANSI Z65.1-1989.

2.3                                 Landlord reserves (a) the right from time to time to make changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the Demised Premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators and stairways and other parts of the Building, and to erect, maintain, and use pipes, ducts and conduits in and through the Demised Premises, all as Landlord may reasonably deem necessary or desirable and provided that they do not materially and adversely affect Tenant; and (b) the right to eliminate, substitute and/or rearrange the Common Areas (which may theretofore have been so designated) as Landlord deems appropriate in its discretion.  Tenant’s nonexclusive right to utilize the Common Areas shall be in common with Landlord, other Tenants and occupants of the Building and others to whom Landlord grants such rights from time to time.

2.4                                 Landlord reserves the right from time to time upon at least sixty (60) days advance written notice to relocate Tenant to other premises within the Building prior to or during the term of this Lease (hereinafter referred to as the “Term”) so long as the usable area so substituted equals or exceeds the usable area of the Demised Premises.  Landlord shall pay the reasonable relocation costs of Tenant in connection therewith, but Landlord shall not have any other liability with respect to such relocation.

3.                                     Term.

The Term of this Lease shall commence on January 1, 2005 with respect to the Initial Demised Premises (“Commencement Date A”) and shall commence on March 1, 2005 with respect to the Expansion Space (“Commencement Date B”) and, unless sooner terminated as hereinafter provided, shall end on the “Expiration Date” set forth in Section 1(g) hereof with respect to both the Initial Demised Premises and the Expansion Space; provided, however, that if Tenant, with Landlord’s prior written approval, shall have access to or use of or take occupancy of the Expansion Space for any purpose whatsoever prior to the Commencement Date B described above, then the Commencement Date B shall be deemed to have occurred on such earlier date.  Commencement Date A and Commencement Date B may be referred to together hereinafter as the “Commencement Date”.  Tenant shall not be obligated to pay any holdover rent as a result of this Lease being signed after December 31, 2004.

4.                                     Completion of Improvements.

4.1                              Tenant shall accept the Expansion Space and the Initial Demised Premises in their current “AS IS” condition; provided, however, that Landlord shall make the following modifications to the Initial Demised Premises (only) using Building Standard finishes pursuant to a mutually approved space plan (“Initial Demised Premises Modifications”):

1.                                       The existing suite entry doors shall be replaced with a new single glass entry door with glass sidelight;

2.                                       New building standard carpeting in the lobby of the Initial Demised Premises;

3.                                       New building standard carpeting in the common area of the Initial Demised Premises;

4.                                       Re-paint all painted walls in the Initial Demised Premises except for the following areas: (i) both corner conference rooms, (ii) training room, (iii) lobby, (iv) president’s office, and (v) any wallcovered walls;

5.                                       Replace all vinyl base trim on re-painted walls in the Initial Demised Premises only;

6.                                       Clean and re-hang all existing drapes, fans and air intakes in the Initial Demised Premises;

7.                                       Create a doorway only (no door) between the lobby of the Initial Demised Premises and the Expansion Space;

8.                                       Provide wood caps on three (3) administrative area ledges; and

9.                                       Replace carpet with Building standard carpet in president’s office and conference room (which was previously going to have carpet stretched).

Tenant shall construct or install in the Initial Demised Premises all improvements and work required and not to be performed by Landlord as part of the Initial Demised Premises Modifications.

4.2                               Space Plan and Working Drawings.

(a)                                  Landlord’s architect shall prepare a space plan for the Demised Premises (and any revisions thereto) (the “Space Plan”), subject to subsection (d) hereof.  The Space Plan will then be submitted to Landlord for its approval, which approval shall not be unreasonably withheld or delayed.

(b)                                 Once the parties agree upon and approve the Space Plan, Landlord shall cause its architect to prepare final architectural working drawings and specifications in accordance with the Space Plan for the construction of the Tenant Improvements (the “Working Drawings”), subject to subsection (d) below.  Upon completion thereof, Landlord or its architect shall promptly submit the Working Drawings to Tenant for its approval, which approval shall be deemed given unless Tenant indicates its disapproval, along with its requested changes (in writing) within five (5) business days of its receipt of the initial Working Drawings.  In the event the Working Drawings need to be revised due to errors on the part of the architect, then Tenant shall have an additional three (3) business day period from the date of its receipt of any such revised Working Drawings within which to approve same.  Once approved by Landlord and Tenant, the Working Drawings and the Space Plan shall be referred to collectively herein as the “Tenant Improvement Plans.”

(c)                                  Once the Tenant Improvement Plans have been approved, the Tenant Improvement Plans shall not be changed without the prior written approval of Landlord and Tenant, which approval shall not be unreasonably withheld or delayed.

(d)                                 Notwithstanding anything contained herein to the contrary, Landlord shall provide, at Landlord’s cost, space planning services through Landlord’s architect with up to two (2) revisions by Tenant to the Space Plan.  Landlord shall also provide, at Landlord’s cost, one (1) set of Working Drawings.  Tenant shall pay the cost of all revisions to the Space Plan after the first two (2) revisions, if any, and shall pay the cost of any revisions to the initial set of Working Drawings (other than revisions necessitated by errors made by Landlord’s architect).

5.                                     Rental.

5.1                                 Tenant shall pay to Landlord as rental for the Demised Premises the Basic Rental set forth in Section 1(h) hereof, which shall be payable in equal monthly installments in advance, together with the rentals provided for in Section 5.3 hereof.

5.2                                 The following terms shall have the following meanings:

(a)                                  The term “Expenses” shall mean the actual cost incurred by Landlord with respect to the operation, maintenance, repair and replacement and administration  of the Development, including, without limitation or duplication, (1) the costs incurred for air conditioning; mechanical ventilation; heating; cleaning (including janitorial services); rubbish removal; snow removal; general landscaping and maintenance; window washing, porter and matron services, electric current for Common Areas; management fees; protection and security services; repairs, replacement, and maintenance; fire, extended coverage, boiler, sprinkler, apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff not above the grade of building manager; uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees and staff; sales, use and other similar taxes but excluding Landlord’s income, inheritance, franchise or estate taxes; water rates and sewer charges; personal property taxes; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, (2) any costs and expenses paid or incurred by Landlord for the repair, maintenance and operation of the roads and common areas of the Development, and (3) the cost of any capital improvements made to the Building by Landlord after the Commencement Date that are intended, in the exercise of Landlord’s reasonable judgment, to reduce other Expenses, or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Building at the time it was constructed, such costs to be amortized in accordance with GAAP over useful life thereof, together with interest on the unamortized balance at the rate of two percent (2%) in excess of the then current “prime rate” of Chase Manhattan Bank, N.A. or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements but not to exceed the highest rate permissible by law.

The Expenses shall be adjusted to equal Landlord’s reasonable estimate of Expenses had ninety five percent (95%) of the total rentable area of the Building been occupied and had (95%) of the total rentable area of the Building been furnished all services.  In order equitably and consistently to calculate any increases in Expenses over the Base Year, if, during the Base Year, Landlord furnished a particular work or service to any portion of the Development (the cost of which constituted an Expense) and if, during any year following the Base Year, Landlord no longer furnishes such work or service for any reason whatsoever, then the Expenses for such later year shall be increased by an amount equal to the additional cost which would have been incurred by Landlord had Landlord continued to furnish such work or service.

Notwithstanding anything contained herein to the contrary, Expenses shall not include:

1.                                       Repairs or other work occasioned by fire, windstorm or other casualty for which Landlord is insured;

2.                                       Leasing commission, attorney’s fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with tenants, or purchasers or mortgagees of the Building;

3.                                       Expenses incurred in renovating or otherwise improving space for tenants or vacant space;

4.                                       Landlord’s costs of electricity and other services sold to tenants and for which Landlord is entitled to be reimbursed by such tenants as an additional charge over and above the basic rent payable under the Lease with such tenants;

5.                                       Except as otherwise provided herein, depreciation and amortization;

6.                                       Expenses in connection with services or other benefits of a type which are not provided to Tenant but which are provided to another tenant or occupant;

7.                                       Costs incurred due to violation by Landlord or any tenant or other occupant of the terms and conditions of any lease;

8.                                       Overhead and profit increments paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of services exceed competitive costs of such services were they not so rendered by a subsidiary or affiliate;

9.                                       Interest debt or amortization payments on any mortgage or mortgages, and rental under any ground or underlying leases or lease;

10.                                 All items and services for which Tenant or tenants reimburse Landlord or pay third persons;

11.                                 Any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

12.                                 Costs incurred in connection with the sale, refinancing, mortgaging or selling or change of ownership of the Building, including brokerage commissions, attorneys’ and accountants’ fees, closing costs and interest charges;

13.                               Costs, fines, interest, penalties, legal fees or costs of litigation incurred due to the late payment of taxes, utilities, bill and other costs incurred by Landlord’s failure to make such payments when due;

14.                               Expenses and costs relating in any way whatsoever to the identification, testing, monitoring, control, encapsulation, removal, replacement, repair and abatement of any hazardous materials within the Building, Demised Premises and the land.

(b)                                 The term “Taxes” shall mean the amount incurred by Landlord for all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Development, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction.  Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Development, the freehold and/or leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

(c)                                  The term “Tenant’s Share” shall mean the percentage set forth in Section 1(i) hereof.  Tenant’s Share has been computed on the basis of the rentable square foot area of the Demised Premises divided by the total rentable square foot area of the Building (including the Demised Premises) calculated in accordance with the BOMA Standard.  The rentable square foot area of the Building is 152,743.

5.3

(a)                                  Commencing on January 1, 2006, and continuing thereafter for the remainder of the Term, as the same may be extended, Tenant shall pay to Landlord as additional rental Tenant’s Share of all increases in Expenses and Taxes in excess of the Expenses and Taxes for the 2005 calendar year (the “Base Year”), in the manner and at the times herein provided.

(b)                                 Prior to the beginning of the 2006 calendar year and each calendar year thereafter during the Term, or as soon thereafter as practicable but in no event later than April 1, Landlord shall give Tenant not less than thirty (30) days’ prior notice of Landlord’s estimate of Tenant’s Share of increases in Expenses and Taxes over the Base Year for the ensuing calendar year.  On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, as the case may be, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given.  If at any time or times (including, without limitation, upon Tenant taking occupancy of the Demised Premises) it appears to Landlord that Tenant’s Share of increases in Expenses and Taxes over the

Base Year for the then current calendar year, as the case may be, will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by not less than thirty (30) days prior notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

(c)                                  Within ninety (90) days after the close of each calendar year, or as soon after such ninety (90) day period is practicable, but in no event later than twelve (12) months after such close of the calendar year, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant’s Share of Expenses and Taxes for such calendar year and such statement shall be final and binding upon Landlord and Tenant.  If Landlord fails to deliver such a statement within such 12-month period during the Term, or prior to April 1 of the year after termination of the Lease, Landlord waives its right to any further amount due from Tenant with respect to such calendar year.  If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall refund such excess amount to Tenant within thirty (30) days.  If on the basis of such statement, Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of such statement

(d)                                 If this Lease shall terminate on a day other than the last day of a calendar year, Tenant’s Share of Expenses and Taxes that is applicable to Landlord’s calendar year in which such termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the Term.

(e)                                  Landlord shall, at Tenant’s request, make available to Tenant for inspection and examination, all the books and records that relate to Expenses so that Tenant can determine that the Expenses have been calculated in accordance with this Lease and GAAP consistently applied.  In the event Tenant shall dispute Landlord’s statement of the Expenses and the parties cannot resolve their differences within thirty (30) days of notice from Tenant of its disagreement with such statement, either party may refer the matter to arbitration in the same manner as provided in the commercial arbitration rules of the American Arbitration Association except that the arbitrators shall be accountants or real estate consultants with not less than five (5) years of experience with commercial real estate leases in Oakland County or, with the consent of both parties, persons with not less than five (5) years of experience in owning or managing commercial real estate in Oakland County.  This provision shall survive the expiration or earlier termination of the term of this Lease.

5.4                               The first installment of the Basic Rental due hereunder, provided for in Section 5.1 hereof, shall be paid by Tenant to Landlord on or before the fourteenth (14th) day prior to the Commencement Date.  Basic Rental shall be paid to Landlord on or before the first day of each and every successive calendar month in advance after the first month during the Term.  In the event the Commencement Date is other than the first day of a calendar month, or the Expiration Date is other than the last day of the calendar month, then the monthly rental for the first and last fractional months of the Term shall be appropriately prorated.

5.5                                 Tenant shall pay as additional rental any money and charges required to be paid by Tenant pursuant to the terms of this Lease, whether or not the same may be designated “additional rent.”

5.6                                 Except as above provided, rental and additional rental shall be paid to Landlord without notice or demand and without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing.  All amounts payable by Tenant to Landlord hereunder, if not paid within five (5) days of when due shall bear interest from the due date until paid at the lesser of fifteen (15%) percent per annum or the maximum lawful rate of interest; additionally, Landlord may charge Tenant a fee equal to five (5%) percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency.  In no event, however, shall the charges permitted under this Section 5.4 or elsewhere in this Lease, to the extent they are considered to be interest under law, exceed the maximum lawful rate of interest.

6.                                     Other Taxes Payable by Tenant.

In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than income taxes and taxes included within Taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, measured by or reasonably attributable to the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Demised Premises or by the cost or value of any leasehold improvements made in or to the Demised Premises by or for Tenant, other than building standard Tenant improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Demised Premises or any portion thereof; (c) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Demised Premises; and (d) upon an increase with respect to the funding of items such as stadium construction, community colleges or other similar type items.  In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly rental payable to Landlord under this lease shall be revised to net to Landlord the same rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

7.                                    Use.

7.1                                 The Demised Premises shall be used only for the purposes of “Tenant’s Use” as set forth in Section l(k) hereof, and for no other purpose or purposes whatsoever.

7.2                                 Tenant shall not do or permit to be done in or about the Demised Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents, or adversely affect or interfere with any services required to be furnished by Landlord to Tenant, or to any other Tenants or occupants of the Building, or with the proper and economical rendition of any such service.  Tenant shall not do or permit anything to be done in or about the Demised Premises which will in any way obstruct or interfere with the rights of other Tenants of the Building, or injure or annoy them, or use or allow the Demised Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Demised Premises or commit or suffer to be committed any waste in, on or about the Demised Premises. If anything done, omitted to be done or suffered to be done by Tenant, or kept or suffered by Tenant to be kept in, upon or about the Demised Premises shall cause the rate of fire or other insurance on the Building in companies acceptable to Landlord to be increased beyond the minimum rate from time to time applicable to the Building, Tenant shall pay the amount of any such increases.

7.3                                 Tenant shall not utilize the Demised Premises for a massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including handball or racquetball court), hot tub facility, suntan facility, health club facility, any facility primarily used for gambling or an operation the principal business of which is the sale of alcoholic beverages for off premises consumption.

8.                                    Services.

8.1                                 Landlord shall maintain the Common Areas including any lobbies, stairs, elevators, corridors and restrooms, together with the windows and exterior walls, roofs, foundations and structure itself of the Building and the mechanical, plumbing and electrical equipment servicing the Building, in good order and condition as reasonably determined by Landlord and the cost (excluding roof, foundations and structure) shall be included in Expenses, except for the repairs due to fire and other casualties (to the extent the cost of such repairs are covered by insurance proceeds) and for the repair of damages occasioned by the acts or omissions of Tenant, which Tenant shall pay to Landlord in full.

8.2                                 Landlord will arrange for the furnishing of electricity to the Demised Premises and shall charge Tenant for electricity based on one of the following methods of calculation, at Landlord’s election: (i) on a prorata basis as determined by Tenant’s proportionate share of the Building (“Tenant’s Share”) as set forth in Section 1(i) hereof; or (ii) as determined by metering at the local secondary rates published by the proper regulating authorities in effect from time to time covering such services, but not more than the secondary rates which would be charged to Tenant by the public utility company.  Tenant’s Share was determined by using Tenant’s rentable square feet of its Demised Premises as the numerator and the total rentable square footage of the Building as the denominator.  Such charge to Tenant for electricity shall be payable in monthly installments together with Basic Rental in the amount invoiced to Tenant.  From time to time during the Term, Landlord may inspect the Demised Premises in order to evaluate Tenant’s kilowatt hour electric consumption and demand, and if as a result of such inspection, the amount charged to Tenant must change because of changes in demand and/or consumption, Landlord shall notify Tenant and commencing with the first day of the next calendar month, Tenant shall pay such revised charges in monthly installments.  Notwithstanding anything herein contained to the contrary, Landlord reserves the right to terminate the furnishing of electricity at any time upon thirty (30) days notice to Tenant, in which event Tenant shall make application directly to the utility company servicing the Building for Tenant’s separate supply of electric current, and Landlord shall permit its wires and conduits to be used for such purposes, to the extent available and capable of being used safely.

8.3                                 Landlord shall furnish the Demised Premises with (a) heat, ventilation and air conditioning to the extent required for the occupancy of the Demised Premises to standards of comfort and during such hours in each case as reasonably determined by Landlord for the building (which hours, until Landlord shall otherwise designate, shall be from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 1:00 p.m. on Saturdays; in each case except holidays), or as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (b) elevator service and (c) janitorial service as described on Exhibit “C” hereto only to the areas of the Demised Premises used for office purposes during the times and in the manner that services are furnished in comparable first class office buildings in the area, provided that Landlord shall not provide janitorial services to any portion of the Demised Premises used for other than office purposes such as preparing, dispensing or consumption of food or beverages or as an exhibition area or for storage, shipping room, washroom or similar purposes, or as private restrooms or a shop or for the operation of computer data processing, reproduction, duplicating or similar equipment.  Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of: (1) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (2) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Demised Premises or to the Building, or (3) any limitation, curtailment, rationing or restriction on use of water, electricity, steam, gas or any other form of energy serving the Demised Premises or the Building.  Notwithstanding anything to the contrary herein contained, in the event any utility services required to be provided by Landlord pursuant to Section 8.3 hereof are not provided for a period in excess of seventy two (72) consecutive hours due to the negligence or wrongful acts of Landlord, its agents, contractors of employees, and Tenant is unable to operate in all or a portion of the Demised Premises as a result thereof, then the Basic Rental and all other rents and charges hereunder shall abate (pro rata) from and after the expiration of such seventy two (72) consecutive hours until such services are restored or Tenant again commences operations therein with respect to such portion of the Demised Premises in which Tenant is unable to so operate.  Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services. Notwithstanding the provisions of this Section 8.3, Landlord shall not be required to provide ventilation and air conditioning to the Demised Premises as herein provided if Tenant shall utilize in the Demised Premises heat generating equipment or lighting other than building standard lights which affect the temperature otherwise maintained by the air conditioning system or if the Demised Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system.

8.4                                 Tenant shall pay as additional rent the amount of $40.00 per hour per unit for Landlord’s cost of providing all air conditioning and all heating and ventilating to the Demised Premises in excess of that required for normal office use or during hours requested by Tenant when heating, ventilating and air conditioning is not otherwise furnished by Landlord.  Tenant shall notify Landlord in writing at least twenty-four (24) hours prior to the time it requires heating, ventilating and air conditioning during periods the same are not otherwise furnished by Landlord.  Notwithstanding the foregoing, Landlord shall only be required to provide heating, ventilating and air conditioning to the extent available utilizing the existing equipment servicing the Building. Landlord shall be responsible for maintaining (and if necessary, repairing or replacing) the Building’s existing HVAC equipment.

8.5                                 Landlord, at Tenant’s cost, shall replace all lamps, fluorescent tubes or bulbs in the Demised Premises when necessary unless Tenant shall elect to replace the bulbs.

9.                                     Alterations and Repairs.

9.1                                 Tenant shall not, at any time during the Term, make or suffer to be made any alterations, additions or improvements to or of the Demised Premises or any part thereof (including “Specialty Alterations” defined below) or attach any fixtures or equipment thereto, without first obtaining Landlord’s written consent thereto, which consent Landlord shall not unreasonably withhold or delayed; provided, however, that Landlord shall not be deemed unreasonable by refusing to consent to any alterations which are visible from the exterior of the Building, which will or are likely to cause any weakening of any part of the structure of the Demised Premises or the Building or which will or are likely to cause damage or disruption to the central systems of the Building (including, without limitation, electrical, HVAC, plumbing, telephone, mechanical, security and life safety systems) or which are prohibited by any underlying ground lease or mortgage.  “Specialty Alterations” are defined as alterations consisting of kitchens, executive bathrooms, raised computer floors, computer, telephone and telecommunications wiring and cabling in the Demised Premises and the Building, computer installations, supplemental air conditioning systems, sale deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, conveyors, dumbwaiters, and other alterations of a similar character which Landlord designates as Specialty Alterations by written notice delivered to Tenant when Landlord approves Tenant’s plans containing any such alterations.  All construction, alterations, including Specialty Alterations, and repair work done by or for Tenant pursuant to any provision of this Lease shall: (a) be performed in such a manner as to maintain harmonious labor relations; (b) not adversely affect the safety of the Building or the Demised Premises or the systems thereof and not affect the central systems of the Building; (c) comply with all building, safety, fire, plumbing, electrical, and other codes and governmental and insurance requirements; (d) not result in any usage in excess of building standard water, electricity, gas or other utilities or of heating, ventilating or air conditioning (either during or after such work) unless prior written arrangements satisfactory to Landlord are made with respect thereto; (e) be completed promptly and in a good and workmanlike manner; and (f) not disturb Landlord or other tenants in the Building.

9.2                                 Should Tenant desire to make any alterations to the Demised Premises, Tenant shall submit all plans and specifications for such proposed alterations to Landlord for Landlord’s review before Tenant allows any such work to commence, and Landlord shall promptly approve or disapprove such plans and specifications for any of the reasons set forth in Section 9.1 or for any other reason reasonably deemed sufficient by Landlord.  Tenant shall select and use only contractors, subcontractors or other repair personnel that have been approved by Landlord.  Upon Tenant’s receipt of written approval from Landlord and upon Tenant’s payment to Landlord of the reasonable costs incurred by Landlord for such review and approval (including a reasonable fee for the actual time spent by employees of Landlord), Tenant shall have the right to proceed with the construction on all approved alterations, but only so long as such alterations are in strict compliance with the plans and specifications so approved by Landlord and with the provisions of this Article 9.  All alterations shall be made at Tenant’s sole cost and expense.  If Tenant elects to have Landlord perform an alteration, Tenant shall pay Landlord all costs incurred in connection therewith.  If Tenant’s contractor performs such work, there shall be a fee of ten percent (10%) of the actual costs of such work for Landlord’s agent or manager in supervising and coordinating such work and to cover overhead.  In no event, however, shall anyone other than Landlord or Landlord’s employees or representatives perform work to be done which affects the central systems of the Building.

9.3                                 Except for “Tenant’s Property” (as hereinafter defined), all leasehold improvements, alterations, including Specialty Alterations, and other physical additions made to or installed by or for Tenant in the Demised Premises shall be and remain Landlord’s property and shall not be removed without Landlord’s written consent. “Tenant’s Property” as used herein shall mean all of Tenant’s movable fixtures and movable partitions, telephone and telecommunication wiring and cabling and related equipment, computer systems, trade fixtures, furniture, furnishings, and other items of personal property located in the Demised Premises.  On or before the Expiration Date, any earlier date of termination of this Lease or the date that Tenant vacates from the Demised Premises, whichever shall first occur, Tenant agrees to remove, at its sole cost and expense, all of Tenant’s Property (unless Landlord consents in writing to Tenant’s request to allow the Tenant’s Property or any portion thereof to remain in the Demised Premises), and, if directed to or permitted to do so by Landlord in writing, all, or any part of, the leasehold improvements, alterations, including Specialty Alterations, and other physical additions made by Tenant to the Demised Premises.  Tenant shall restore and repair (which shall include closing-up any slab penetrations in the Demised Premises in a good and workmanlike manner), or promptly reimburse Landlord for the cost of restoring and repairing (including closing any such slab penetrations) any and all damage done to the Demised Premises or the Building by such removal.  Tenant shall notify Landlord of its intention to affect the closing of any such slab penetrations at least thirty (30) days prior to commencing such closings.  Any leasehold improvements, alterations, including Specialty Alterations, and other physical additions made by Tenant to the Demised Premises (which Landlord does not direct or permit Tenant to remove at any time during or at the end of the Term) shall become the property of Landlord at the end of the Term without any payment to Tenant.  If Tenant fails to remove any of Tenant’s property by the Expiration Date or any sooner date of termination of the Lease or, if Tenant fails to remove any leasehold improvements, alterations, including Specialty Alterations, and other physical additions made by Tenant to the Demised Premises which Landlord has in writing directed Tenant to remove, Landlord shall have the right, on the fifth (5th) day after Landlord’s delivery of written notice to Tenant to deem such property abandoned by Tenant and to remove, store, sell, discard or otherwise deal with or dispose of such abandoned property in a commercially reasonable manner.  Tenant shall be liable for all costs of such disposition of Tenant’s abandoned property, and Landlord shall have no liability to Tenant in any respect regarding such property of Tenant.  The provisions of this Section 9.3 shall survive the expiration or any earlier termination of this Lease.

10.                               Liens.

Any construction lien filed against the Demised Premises or the Building for work claimed to have been done or materials claimed to have been furnished to Tenant shall be discharged by Tenant within ten (10) days thereafter.  For the purposes hereof, the bonding of such lien by a reputable casualty or insurance company reasonably satisfactory to Landlord shall be deemed the equivalent of a discharge of any such lien. Should any action, suit, or proceeding be brought upon any such lien for the enforcement or foreclosure of the same, Tenant shall defend Landlord therein, by counsel satisfactory to Landlord, and pay any damages and satisfy and discharge any judgment entered therein against Landlord.

11.                               Destruction or Damage.

11.1                           In the event the Demised Premises or any portion of the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements or other casualty in each case insured against by Landlord’s fire and extended coverage insurance policy covering the Building and, if Landlord’s reasonable estimate of the cost of making such repairs does not exceed the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord shall forthwith repair the same if such repairs can, in Landlord’s opinion, be completed within ninety (90) days after commencement of such repairs.  This Lease shall remain in full force and effect except that an abatement of Basic Rental shall be allowed Tenant for such part of the Demised Premises as shall be rendered unusable by Tenant in the conduct of its business during the time as such part is so unusable to the extent Landlord is reimbursed therefor by loss of rental income or other insurance.  If such repairs cannot, in Landlord’s opinion, be made within ninety (90) days, or if such damage or destruction is not insured against by Landlord’s fire and extended coverage insurance policy covering the Building or if Landlord’s reasonable estimate of the cost of making such repairs exceeds the proceeds of such insurance by more than One Hundred Thousand Dollars ($100,000), Landlord may elect, upon notice to Tenant within thirty (30) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Basic Rental shall be partially abated as provided in this Section 11.1.  If Landlord elects not to make such repairs, this Lease shall terminate as of the date of such election by Landlord.

11.2                           A total destruction of the Building shall automatically terminate this Lease.

11.3                           If the Demised Premises are to be repaired under this Article 11, Landlord shall repair at its cost any injury or damage to the Building itself and building standard Tenant improvements in the Demised Premises to be constructed or installed by Landlord as set forth in Exhibit “B” and such letter agreement, if any.  Tenant shall perform and pay the cost of repairing any other improvement in the Demised Premises and shall be responsible for carrying such casualty insurance as it deems appropriate with respect to such other Tenant improvements.

12.          Subrogation.

Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys’ fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instance, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice, unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

13.          Eminent Domain.

If all or any part of the Demised Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Demised Premises by notice to the other within thirty (30) days after such date; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Demised Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant’s use of the balance of the Demised Premises.  In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Demised Premises which does not result in a termination of this Lease, the rental thereafter to be paid shall be reduced on a per square foot basis.

14.          Landlord’s Insurance.

Landlord shall, during the Term, provide and keep in force or cause to be provided or kept in force:

(a)           Comprehensive general liability insurance with respect to Landlord’s operation of the Development for bodily injury or death and damage to property of others;

(b)           Fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) in respect of the Building, excluding Tenant’s trade fixtures, equipment and personal property;

(c)           Loss of rental income insurance;

together with such other insurance as Landlord, in its sole discretion, elects to obtain. Insurance effected by Landlord shall be in amounts which Landlord shall from time to time determine reasonable and sufficient, shall be subject to such deductibles and exclusions which Landlord may deem reasonable and shall otherwise be on such terms and conditions as Landlord shall from time to time determine reasonable and sufficient. Tenant acknowledges that Landlord’s loss of rental income insurance may provide that (i) payments thereunder by the insurer will be limited to a period of one year following the date of any destruction and damage, and (ii) no insurance proceeds will be payable thereunder in the case of destruction or damage caused by any occurrence other than fire and other risks included in the standard extended coverage endorsement perils of a fire insurance policy.

15.          Indemnification and Tenant’s Insurance.

15.1         Except for loss or damage resulting from Landlord’s negligence or wrongful misconduct, Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Demised Premises arising at any time and from any cause whatsoever, and Tenant shall hold Landlord harmless from any damage to any property or injury to or death of any person arising from the use of the Demised Premises by Tenant.  The foregoing indemnity obligation of Tenant shall include reasonable attorneys’ fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made.  The provisions of this Section 15.1 shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

15.2         Tenant shall procure and keep in effect comprehensive general liability insurance, including contractual liability, with minimum limits of liability of One Million Dollars ($1,000,000) per occurrence for bodily injury or death, and Two Hundred Fifty Thousand Dollars ($250,000) per occurrence for property damage.  From time to time, Tenant shall increase the limits of such policies to such higher limits as Landlord shall reasonably require.  Such insurance shall name Landlord and its mortgagee(s) as additional named insureds, shall specifically include the liability assumed hereunder by Tenant, and shall provide that it is primary insurance and not excess over or contributory with any other valid, existing and applicable insurance in force for or on behalf of Landlord, and shall provide that Landlord shall receive thirty (30) days notice from the insurer prior to any cancellation or change of coverage.

15.3         Tenant shall procure and keep in effect fire insurance (including standard extended coverage endorsement perils and leakage from fire protective devices) for the full replacement cost of Tenant’s trade fixtures, equipment, personal property and leasehold improvements.

15.4         Tenant shall deliver policies of the insurance required pursuant to Sections 15.2 and 15.3 hereof or certificates thereof to Landlord on or before the Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies.

16.          Compliance with Legal Requirements.

Tenant shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any occupancy certificate or directive issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Demised Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Demised Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant’s act. Landlord certifies to Tenant that to the best of Landlord’s actual knowledge, the Demised Premises are in compliance with laws, including requirements of the Americans With Disabilities Act.

17.          Assignment and Subletting.

17.1         Except as expressly permitted pursuant to this Article 17, Tenant shall not, without the prior written consent of Landlord, assign, encumber or hypothecate this Lease or any interest herein or sublet the Demised Premises or any part thereof, or permit the use of the Demised Premises by any party other than Tenant.  This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord. Sales aggregating fifty percent (50%) or more of the capital or voting stock of Tenant (if Tenant is a nonpublic corporation) or transfers aggregating fifty percent (50%) or more of Tenant’s partnership interest (if Tenant is a partnership) shall be deemed to be an assignment of this Lease. Notwithstanding the foregoing, sales of stock in an Initial Public Offering (“IPO”) shall not be deemed to be an assignment of this Lease.

17.2         If at any time or from time to time during the term of this Lease, Tenant desires to sublet all or any part of the Demised Premises or to assign this Lease, Tenant shall give notice to Landlord setting forth the proposed subTenant or assignee, the terms of the proposed subletting and the space so proposed to be sublet or the terms of the proposed assignment, as the case may be.  Landlord shall have the option exercisable by notice given to Tenant within twenty (20) days after Tenant’s notice is given, (a) if

Tenant’s request relates to a subletting, either to sublet from Tenant such space at the rental and other terms set forth in Tenant’s notice, or, if the proposed subletting is for the entire Demised Premises for the balance of the Term, to terminate this Lease or (b) if Tenant’s request relates to an assignment, either to have this Lease assigned to Landlord or to terminate this Lease.  If Landlord does not exercise such option, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such third party if Landlord shall consent thereto, provided that the sublease or assignment shall be on the same terms set forth in the notice given to Landlord and that the rental to such subTenant or assignee shall not be less than the then market rate for such premises.

In the event Tenant shall so sublet a portion of the Demised Premises, or assign this Lease, all of the sums or other economic consideration received by Tenant as a result of such subletting or assignment whether denominated rentals or otherwise, under the sublease or assignment, which exceed in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated the reflect obligations allocable to that portion of the Demised Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

17.3         Notwithstanding the provisions of Sections 17.1 and 17.2 hereof, Tenant may assign this Lease or sublet the Demised Premises or any portion thereof, without Landlord’s consent and without extending any option to Landlord, in connection with an IPO, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Demised Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

17.4         Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder.  The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord or any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignments or subletting. In the event of default of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this lease.

17.5         In the event Tenant shall assign this Lease or sublet the Demised Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act that Tenant proposes to do, then Tenant shall pay Landlord’s reasonable attorneys’ fees and processing fees incurred in connection therewith.

18.          Rules.

Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease as Exhibit “D” and, after notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of such rules and regulations.

19.          Entry by Landlord.

19.1         Landlord and its designees may enter the Demised Premises at reasonable hours to (a) inspect the same, (b) exhibit the same to prospective purchasers, lenders or Tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other services to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible.  Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Demised Premises or any other loss occasioned by such entry.

19.2         Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Demised Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in any emergency in order to obtain entry to the Demised Premises, and any entry to the Demised Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Demised Premises or an eviction, actual or constructive, of Tenant from the Demised Premises, or any portion thereof.

20.          Events of Default.

20.1         The occurrence of any one or more of the following events (hereinafter referred to as “Events of Default”) shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay the Basic Rental within three (3) days of when and as the same becomes due and payable; or (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten (10) days; or (c) if Tenant shall fail to perform or observe any other term hereof or of the rules and regulations referred to in Section 2.5 or Article 18 hereof to be performed or observed by Tenant, such failure shall continue for more than thirty (30) days after notice thereof from Landlord, and Tenant shall not within such thirty (30) day period commence with due diligence and dispatch the curing of such default, or, having so commenced, shall thereafter fail or neglect to prosecute or complete with due diligence and dispatch the curing of such default; or (d) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as insolvent or shall file a petition in any proceeding seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or (e) if within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant, of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (f) if this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within ten (10) days.

20.2         If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee must also furnish adequate assurances of future performance under this Lease (as defined below).  Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure.  Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Article 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Demised Premises will not be detrimental to the other Tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within sixty (60) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

21.          Remedies.

21.1         If any of the Events of Default shall occur, then Landlord shall have the following remedies:

(a)           Landlord at any time after the Event of Default, at landlord’s option, may give to Tenant three (3) days notice of termination of this Lease, and in the event such notice is given, this Lease shall come to an end and expire (whether or not the Term shall have commenced) upon the expiration of such three (3) days, but Tenant shall remain liable for damages as provided in Article 22 hereof.

(b)           Either with or without terminating this Lease, Landlord may immediately or at any time after the Event of Default or after the date upon which this Lease shall expire, reenter the Demised Premises or any part thereof, without notice, either by summary proceedings or by any other applicable action or proceeding, or by force or otherwise (without being liable to indictment, prosecution or damages therefor), and may repossess the Demised Premises and remove any and all of Tenant’s property and effects from the Demised Premises.

(c)           Either with or without terminating this Lease, Landlord may relet the whole or any part of the Demised premises from time to rime, either in the name of Landlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other conditions, which may include concessions and free rent periods, as Landlord, in its sole discretion, may determine. In the event of any such reletting, Landlord shall not be liable for the failure to collect any rental due upon any such reletting, and no such failure shall operate to relieve Tenant of any liability under this Lease or otherwise to affect any such liability; and Landlord may make such repairs, replacements, alterations, additions, improvements, decorations and other physical Changes in and to the Demised Premises as Landlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting such liability.

(d)           Landlord shall have the right to recover the rental and all other amounts payable by Tenant hereunder as they become due (unless and until Landlord has terminated this Lease) and all other damages incurred by Landlord as a result of an Event of Default.

(e)           The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise.

21.2         Each of Landlord and Tenant shall take all reasonable actions to mitigate its respective damages resulting from a breach of the other party.

22.          Termination upon Default.

Should Landlord at any time terminate this Lease for any reason, in addition to any other remedies it may have, Landlord shall be entitled to recover from Tenant the total of the amounts due under subparts (i), (ii), and (iii), being: (i) the full amount of any rental and any other costs of charges arising under this Lease that are due but unpaid at the time of termination; (ii) the worth of the amount by which the unpaid rental which would have become due after termination for the balance of the term of this Lease exceeds the reasonable rental value of the Demised Premises for such period; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result from that failure including but not limited to Landlord’s cost of recovering the Demised Premises and reasonable attorneys’ fees.

23.          Landlord’s Right to Cure Defaults.

All covenants, terms and conditions to be performed by Tenant under any of the terms of this Lease shall be at its sole cost and expense and without any abatement of rental.  If Tenant shall fail to pay any sum of money, other than Basic Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for thirty (30) days after notice thereof by Landlord, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant’s part to be made or performed as in this Lease provided.  All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rental hereunder and shall be payable to Landlord on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment thereof by Tenant as in the case of default by Tenant in the payment of Basic Rental.

24.          Attorneys’ Fees.

If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions, the losing party shall pay the prevailing party upon demand for any and all reasonable attorneys’ fees and expenses so incurred by the prevailing party.

25.          Subordination.

25.1         This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and (b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements, and extensions thereof.  Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease (hereinafter referred to as the “Holder”), this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or underlying lease. In the event of the enforcement by the Holder of the remedies provided for by law or in its mortgage or lease, Tenant will, upon request of the Holder or any person succeeding to the interest of the Holder as a result of such enforcement automatically become the Tenant of the Holder or such successor in interest, without change in the terms or other provisions of this Lease, provided, however, that neither the Holder nor such successor in interest shall be bound by (i) any payment of Basic Rental or any other sum payable hereunder for more than one (1) month in advance, except for the Deposit, if any, or (ii) any amendment or modification of this Lease made without the consent of the Holder or such successor in interest.  Upon request by the Holder or such successor in interest, Tenant shall execute and deliver an instrument or instruments confirming such attornment.  Landlord agrees to use its best efforts to obtain from any such Holder a Non-Disturbance agreement for Tenant.

25.2         At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Article 25. Tenant hereby irrevocably, during the term of this Lease, constitutes and appoints Landlord as Tenant’s agent and attorney-in-fact to execute any such instruments if Tenant shall fail or refuse to execute the same within ten (10) days after notice from Landlord.

26.          Merger.

The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

27.          Nonliability of Landlord.

27.1         In the event the Landlord hereunder or any successor owner of the Building shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord or such successor owner under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner.  Tenant shall attorn to such new owner.

27.2         Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining areas or any part of the area adjacent to or connected with the Demised Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from theft or a failure of the security systems in the Building, or for any damage or loss of property within the Demised Premises from any other cause whatsoever, and no such occurrence shall be deemed to be an actual or constructive eviction from the Demised Premises or result in an abatement of rental.

27.3         If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and Landlord shall not be liable for any deficiency.

28.          Estoppel Certificate.

At any time and from time to time upon ten (10) days prior request by Landlord, Tenant will promptly execute, acknowledge and deliver to Landlord, a certificate indicating (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be reasonably requested by Landlord.  Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part hereof.

29.          No Light, Air or View Easement.

Any diminution for shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

30.          Holding Over.

If Tenant holds possession of the Demised Premises beyond the expiration of the Term, such continued possession by Tenant shall not have the effect of extending or renewing the Term for any period of time and Tenant shall be presumed to occupy the Demised Premises against the will of Landlord who shall thereupon be entitled to all remedies provided for the expulsion of Tenant, including all claims for loss and damage; provided, however, that Landlord may, at its option, give to Tenant at any time during such continued possession by Tenant written notice that Tenant may continue to occupy the Demised Premises under a tenancy from month to month and otherwise under such terms and conditions except for rental which shall be one hundred fifty (150%) percent of Tenant’s monthly rental during the last month of the Lease Term as the same may have been extended.  In the event Landlord tenders such notice to Tenant, then Tenant shall not be in default of the Lease as a result of such holdover.

31.          Abandonment.

If Tenant shall abandon or surrender the Demised Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Demised Premises shall be deemed to be abandoned, or, at the option of Landlord, may be removed by Landlord at Tenant’s expense.

32.          Security Deposit.  [Intentionally deleted].

33.          Waiver.

33.1         The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant of the terms hereof in strict accordance with said terms.  The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental.

33.2         Landlord and Tenant hereby waive trial by jury in any action proceeding, or counterclaim brought by Landlord or Tenant against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord to Tenant, the use or occupancy of the Demised Premises by Tenant or any person claiming through or under Tenant, any claim of injury or damage, and any emergency or other statutory remedy; provided, however, the foregoing waiver shall not apply to any action for personal injury or property damage.  If Landlord commences any summary or other proceeding for nonpayment of rent or the recovery of possession of the Demised Premises, Tenant shall not interpose any counterclaim of whatever nature or description in any such proceeding, unless the failure to raise the same would constitute a waiver thereof.

34.          Notices.

All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address set forth in Section 1(m) hereof, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address set forth in Section l(n) hereof, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Demised Premises.  In the event a Guarantor is listed in Section 1(o) hereof and such Guarantor executes this Lease, Landlord shall forward copies of all notice of default hereunder to the Guarantor at the address set forth in Section 1(p) hereof.

35.          Guaranty.  [Intentionally deleted].

36.          Complete Agreement.

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangement, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building.  There are no representations between Landlord and Tenant other than those contained in this Lease and all reliance with respect to any representations is solely upon such representations.

37.          Corporate Authority.

If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a fully authorized and existing corporation, that Tenant has and is qualified to do business in Michigan, that the corporation has full right and authority to enter into this Lease, and that each and all of the persons signing on behalf of the corporation are authorized to do so.

38.          Inability to Perform.

If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of Article 8 hereof or any other provisions of this Lease or any collateral instrument, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions, or improvements, whether required to be performed or made under this Lease or under any collateral instrument, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease or any collateral instrument, no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

39.          Covenant of Quiet Enjoyment.

Upon Tenant paying the rental and other charges due hereunder and performing all of Tenant’s obligations under this Lease, Tenant may peacefully and quietly enjoy the Demised Premises during the term of this lease; subject, however, to the Provisions of this Lease and to any mortgages or ground or underlying leases referred to in Article 25 hereof.

40.           Parking.

                All tenants shall be entitled to the non-exclusive use of the exterior on-grade parking areas (“Parking Area”).  The Parking Area shall be allocated among the tenants in the proportion which the rentable area of space in the Building such tenant leases bears to all the rentable space in the Building.  Landlord shall enforce the allocation for the benefit of all tenants by appropriate means including the towing of vehicles.

41.          Signage.

Subject to Landlord’s prior written approval, Tenant shall be entitled to have its name on the directory in the lobby of the Building, as well as adjacent to the main entry door of the Demised Premises, in both instances at Landlord’s cost and expense so long as all such signage is Building Standard.

42.          Miscellaneous.

42.1         The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular.  If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.

42.2         Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both landlord and Tenant.

42.3         The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, set forth in Article 17 hereof, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto.

42.4         Tenant shall not without the consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Demised Premises.  Landlord reserves the right to select the name of the Building and to make such changes of name as it deems appropriate from time to time.

42.5         If any provisions of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provisions of this Lease and all such other provisions shall remain in full force and effect.

42.6         This Lease shall be governed by and construed pursuant to the laws of the State of Michigan.

[Remainder of page intentionally left blank]

[Signature page to Lease between Evergreen Atrium and Proforma Corp.]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date set forth in Section 1(a).

WITNESSES:	EVERGREEN ATRIUM, L.L.C., a Michigan limited liability company

/s/ Caussa A. Morelli	By:	/s/ Douglas M. Etkin
Douglas M. Etkin

Caussa A. Morelli	Its:	Authorized Agent

“Landlord”

PROFORMA CORPORATION, a Michigan Corporation

Kathy Repke	By:	/s/ Ronald Pellegrino

Officer Manager	Its:	President

“Tenant”

EXHIBIT A

EVERGREEN ATRIUM

EXHIBIT “B”
SPACE PLAN

[Intentionally Deleted]

EVERGREEN ATRIUM

EXHIBIT “C”

JANITORIAL SERVICES

DAILY SERVICE - 5 DAYS PER WEEK

Building Entry, Corridors, Lobbies, Stairwells, Elevators- All Other Common Areas

1.                                       Empty and clean all ashtrays and cigarette urns.

2.                                       Empty all waste containers, clean if necessary; place all debris in dumpster.

3.                                       Vacuum all carpeted areas.

4.                                       Sweep and/or dust mop all tile floor areas with treated cloths using dust control method.

5.                                       Damp mop all tile and marble areas.

6.                                       Clean and disinfect all drinking fountains.

7.                                       Spot clean fingerprints, smudges, etc., from walls.

8.                                       Spot clean building entry doors and surrounding glass.

9.                                       Vacuum and clean lobby furniture and planters.

10.                                 Sweep area around building entry, pick up debris from entry and surrounding landscape areas (within six feet of entry walk).

Lavatories

1.                                       Mop, clean, and disinfect all tile floors with germicidal cleanser.

2.                                       Spot clean all walls and toilet partitions.

3.                                       Clean and polish all wall and cabinet mirrors.

4.                                       Clean and sanitize toilet bowls, urinals, and sinks; also clean and polish all chrome fixtures.

5.                                       Replenish towels, toilet tissue, hand soap, and sanitary napkin dispensers.

6.                                       Empty and clean all waste containers.

7.                                       Empty and clean all ashtrays and cigarette urns.

8.                                       Vacuum and clean womens’ lounge couch.

Office Space

1.                                       Empty and clean all ashtrays and cigarette urns.

2.                                       Empty all waste containers, clean if necessary; place all debris in dumpster.

3.                                       Vacuum all carpeted areas, including closets, file rooms, etc.

4.                                       Sweep and/or dust mop all tile, parquet, or other hard surface floor areas with treated cloths using dust control method.

5.                                       Dust all office furniture completely.  Dust all lamps, window sills, ledges, door moldings, telephones, pictures, plaques, bookcases, etc., with treated cloths.  NOTE: Desks covered with paper, charts, etc., will not be touched so as to prevent misplacement, loss, or damage.

6.                                       Spot clean entrance door and clean all glass partitions and tops as necessary.

7.                                       Turn off all lights, report lights left on with Tenant space unoccupied.

WEEKLY SERVICE

Office Space

1.                                       Vacuum all upholstered furniture.

2.                                       Spot clean carpeting.

3.                                       Clean and polish parquet floors.

Lavatories

1.                                       Clean and disinfect all ceramic tile walls and toilet partitions.

Building Entry, Corridors, Lobbies, Stairwells, Elevators - All Other Common Areas

1.                                       Spot clean carpeting.

2.                                       Wet mop and polish all tile and marble floors.

3.                                       Wash and clean building entry doors and surrounding glass.

MONTHLY SERVICE

Office Space

1.                                       Furniture, such as tables and cabinets placed against wall, to be moved and area behind cleaned and vacuumed.

2.                                       Spot clean fingerprints, smudges, etc., from light switches, door jambs, doors, etc.

SEMI-ANNUAL SERVICE

1.                                       Shampoo carpet in all common areas of the Building.

2.                                       Vacuum clean all draperies on a rotating basis.

3.                                       Clean interior and exterior surfaces of Building windows.

EVERGREEN ATRIUM

EXHIBIT “D”

BUILDING RULES AND REGULATIONS

(A)                              Any sign, lettering, picture, notice or advertisement installed within the Demised Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing.  No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building.

(B)                                Tenant shall not obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in or about the Building, nor shall Tenant place objects against glass partitions, doors or windows which would be unsightly from the Building’s corridors, or from the exterior of the Building.

(C)                                No animals or pets or bicycles or other vehicles shall be brought or permitted to be in the Building or the Demised Premises.

(D)                               Tenant shall not make excessive noises, cause disturbances or vibrations, or use or operate any musical, electrical or electronic devices or other devices that emit loud sounds or waves which may disturb or annoy other Tenants or occupants of the Building.

(E)                                 Vending machines will not be permitted to be installed by anyone but the Landlord.

(F)                                 Tenant shall lock exterior doors to the Building when entering or leaving after 5:30 p.m. daily and between noon Saturday and 8:00 a.m. on Monday.

(G)                                There will be no parking of vehicles in any area of the Development other than those areas clearly marked and defined for parking.  Cars parked illegally or blocking the service area or in the driveways will be towed at the car owner’s expense.

(H)                               Tenant shall not make any room-to-room canvass to solicit business from other Tenants of the Building and shall cooperate to prevent same.

(I)                                    Tenant shall not create any odors which may be offensive to other Tenants or occupants of the Building.

(J)                                   Tenant shall not waste electricity, water or air conditioning, and shall cooperate fully with Landlord to assure the most effective operation of the Building’s heating and air conditioning.  Tenant shall not adjust any controls other than room thermostats installed for Tenant’s use.  Tenant shall not tie, wedge, or otherwise fasten open any water faucet or outlet.  Tenant shall keep all corridor doors closed.

(K)                               No additional locks or similar devices shall be attached to any door and no locks shall be changed except by Landlord.  Upon termination of this Lease or of Tenant’s possession of the Demised Premises, Tenant shall surrender all keys for door locks and other locks in or about the Demised Premises and shall make known to Landlord the combination of all locks, safes, cabinets and vaults which are not removed by Tenant.

(L)                                 Tenant assumes full responsibility for protecting the Demised Premises from theft, robbery and pilferage.  Except during Tenant’s normal business hours, Tenant shall keep all doors to the Demised Premises locked and other means of entry to the Demised Premises closed and secured.

(M)                            Tenant shall not install or operate any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Demised Premises for general office purposes.

(N)                               Tenant shall not employ any person to perform any cleaning, repairing, janitorial, decorating, painting, or other services or work in or about the Demised Premises, except with the approval of Landlord, which approval shall not be unreasonably withheld.

(O)                               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Demised Premises, taking into account the capacity of the electric wiring in the Building and the Demised Premises and the needs of other Tenants, and shall not use more than such safe capacity.  Landlords’ consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

(P)                                 Tenant shall not overload any floor and shall not install any heavy objects, safes, business machines, files or other equipment without having received Landlord’s prior written consent as to size, maximum weight, routing and location thereof.  Safes, furniture, equipment, machines and other large or bulky articles shall be brought through the Building and into and out of the Demised Premises at such times and in such manner as the Landlord shall direct (including the designation of an elevator) and at Tenant’s sole risk and responsibility.  Prior to Tenant’s removal of any such articles from the Demised Premises, Tenant shall obtain written authorization therefor at the Office of the Building and shall present such writing, upon request, to a designated employee of Landlord.

(Q)                               Tenant shall not in any manner deface or damage the Building.

(R)                                Tenant shall not bring into the Building or Demised Premises inflammable such as gasoline, kerosene, naphtha and benzine, or explosive or any other articles of an intrinsically dangerous nature.

(S)                                 Movement in or out of the Building of furniture or office equipment or dispatch or receipt by Tenant of any merchandise or materials other than hand delivered packages, which requires the use of elevators or stairways or movement through the Building entrances or lobby, shall be restricted to the hours designated by Landlord and in a manner to be agreed upon between Tenant and Landlord by prearrangement before performance.  Tenant assumes all risk of damage to any and all articles so moved, as well as injury to any person or property in such movement, and hereby agrees to indemnify Landlord against any loss resulting therefrom.

(T)                                Landlord shall not be responsible for any lost or stolen property, equipment, money or jewelry from the Demised Premises or the public areas of the Building regardless of whether such loss occurs when the Demised Premises are locked or not.

(U)                               No food for consumption or distribution outside the Demised Premises shall be prepared or cooked in the Demised Premises, and the Demised demises shall not be used for housing, lodging, sleeping or for any immoral or illegal purpose.

(V)                                The work of the janitor or cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and the windows may be cleaned at any time.  Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning services.

(W)                           Tenant will refer all contractors and installation technicians rendering any service for Tenant for supervision and approval before performance of any contractual services. Tenant will not permit any construction liens to be placed against the Demised Premises or the Development and any contract Tenant enters into for work to be performed on the Demised Premises or the Development will contain a waiver of construction lien.

(X)                               Smoking is not permitted in the common areas of the Building unless a specific area is designated for such purpose.

Tenant shall be responsible for the observance of all of the foregoing rules and regulations by Tenant’s employees and agents.  Landlord shall not be liable for any violation of the foregoing rules and regulations by other Tenants of the Building but Landlord shall use its best efforts to enforce the same against other Tenants.